Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rock Rock Midstream, L.P.

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 1, 2013, relating to the consolidated financial statements and the effectiveness of Rose Rock Midstream, L.P.’s internal control over financial reporting appearing in Rose Rock Midstream, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

May 15, 2013